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                                                                Exhibit 24



                         POWER OF ATTORNEY

We, the undersigned officers and directors of Fleming Companies, Inc. (hereinafter the "Company"), hereby severally constitute Robert E. Stauth, Harry
L. Winn, Jr. and David R. Almond, and each of them severally, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, the Annual Report on Form 10-K for the fiscal year ended December 28, 1996, and any and all amendments thereto, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Dated this 25th day of February, 1997.


     Signature                              Title

                                     Chairman and Chief Executive
Robert E. Stauth                     Officer (principal executive
                                     officer)

                                     Executive Vice President and
Harry L. Winn, Jr.                   Chief Financial Officer (principal
                                     financial officer)

Kevin J. Twomey                      Vice President - Controller
                                     (principal accounting officer)


Jack W. Baker                        Director


Archie R. Dykes                      Director


Carol B. Hallett                     Director


Edward C. Joullian III               Director


Howard H. Leach                      Director


John A. McMillan                     Director


Guy A. Osborn                        Director